UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2025

EVOKE PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36075	20-8447886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 230

Solana Beach, California 92075

(Address of principal executive offices) (Zip Code)

(858) 345-1494

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, Evoke Pharma, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with QOL Medical, LLC (“Parent”) and Parent’s wholly owned subsidiary, QOL-EOS Merger Sub, Inc. (“Merger Sub”), on November 3, 2025.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on November 17, 2025, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Company Shares”), for $11.00 in cash per Company Share, without interest and subject to any withholding of taxes required by applicable legal requirements (the “Offer Price”).

The Offer and related withdrawal rights expired as scheduled at one minute after 11:59 p.m., New York time, on December 15, 2025 (such date and time, the “Expiration Time”), and the Offer was not extended. Parent and Merger Sub were advised by Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer, that, as of the Expiration Time, a total of 1,164,862 Company Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 67.63% of the outstanding Company Shares as of the Expiration Time. As of the Expiration Time, the number of Company Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Condition (as defined in the Merger Agreement), and all other conditions to the Offer were satisfied. Promptly after the expiration of the Offer, Parent and Merger Sub accepted all Company Shares validly tendered and not validly withdrawn pursuant to the Offer and will promptly pay for all Company Shares accepted pursuant to the Offer. Parent completed the acquisition of the Company on December 17, 2025, by causing Merger Sub to merge with and into the Company (the “Merger”) pursuant to the Merger Agreement without a vote of the Company stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). At the effective time of the Merger (the “Effective Time”), Merger Sub was merged with and into the Company, the separate existence of Merger Sub ceased and the Company continued as a wholly owned subsidiary of Parent (the “Surviving Corporation”). At the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares (i) owned by the Company, Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub prior to the Effective Time, (ii) irrevocably accepted for payment pursuant to the Offer, or (iii) held by any stockholder who is entitled to demand and has properly and validly demanded their statutory right of appraisal of such Company Shares in accordance with, and in compliance in all respects with, Section 262 of the DGCL) was automatically cancelled and extinguished and converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any applicable withholding tax.

In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, each option to purchase Company Shares (each, a “Company Option”) that was outstanding as of immediately prior to the Effective Time, accelerated and became fully vested, and each Company Option that was outstanding and unexercised immediately prior to the Effective Time was by virtue of the Merger automatically canceled and terminated and converted into the right to receive from the Surviving Corporation an amount in cash (without interest), if any, equal to the product obtained by multiplying (i) the aggregate number of Company Shares underlying such Company Option immediately prior to the Effective Time, by (ii) an amount equal to the Offer Price, less the per share exercise price of such Company Option.

In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, each warrant to purchase or otherwise acquire Company Shares (each, a “Company Warrant) that was outstanding and unexercised as of immediately prior to the Effective Time with a per share exercise price less than the Offer Price ceased to represent a right to acquire Company Shares and converted into an amount equal to the product obtained by multiplying (i) the aggregate number of Company Shares underlying such Company Warrant immediately prior to the Effective Time, by (ii) an amount equal to the Offer Price, less the exercise price payable per Company Share under such Company Warrant. The foregoing did not apply to any holders of Company Warrants that elected to receive the Black Scholes Value (as defined in the applicable Company Warrants) in accordance with their Company Warrants or to any Company Warrant that elected a cashless exercise of such Company Warrant prior to the Effective Time. Each holder of a Company Warrant with an exercise price equal to or greater than the Offer Price did not receive any consideration with respect to such Company Warrant.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on November 4, 2025 and is incorporated by reference herein.

The information set forth in Items 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, the Company notified The Nasdaq Capital Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Company Shares from Nasdaq and the deregistration of such Company Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nasdaq is expected to file the Form 25 with the SEC on December 17, 2025 and trading of Company Shares is expected to be suspended effective prior to the open of trading on December 17, 2025. The Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Company Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Company Shares.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer and the subsequent completion of the Merger, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent. Parent obtained the funds necessary to fund the acquisition through a variety of sources, including cash on hand.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the consummation of the Merger, each of Cam L. Garner, Matthew J. D’Onofrio, Todd C. Brady, M.D., Ph.D., Malcolm R. Hill, Pharm.D., Greg Pyszczymuka, Vickie W. Reed, Benjamin Smeal and Kenneth J. Widder, M.D. ceased to be members of the Board of Directors of the Company (the “Company Board”) and ceased to be members of any committees of the Company Board on which such directors served, effective as of the Effective Time. On December 17, 2025, in connection with the consummation of the Merger, the directors of Merger Sub became the directors of the Surviving Corporation in lieu of the Company’s existing directors.

In connection with the consummation of the Merger, each of Matthew J. D’Onofrio, the Company’s Chief Executive Officer, Mark Kowieski, the Company’s Chief Financial Officer, and Marilyn R. Carlson, D.M.D., M.D., the Company’s Chief Medical Officer, ceased serving in their respective officer positions and their employment with the Company will terminate effective December 18, 2025.

On November 3, 2025, concurrently with the signing of the Merger Agreement, each of Matthew J. D’Onofrio, Mark Kowieski, and Marilyn R. Carlson, D.M.D., M.D. (each, an “Executive”) entered into an amended and restated employment agreement with the Company (collectively, the “A&R Employment Agreements”). In connection with such cessation of employment and in exchange for the execution of a general release of claims in favor of the Company, each Executive is eligible to receive the severance described in their A&R Employment Agreements, subject to any cutback provided thereunder to avoid the imposition of excise taxes Section 280G of the Code. As previously disclosed, each Executive will continue to provide transition services to the Company pursuant to his or her Transition Services Agreement previously entered into with the Company.

Also in connection with the consummation of the Merger, each officer of the Merger Sub immediately prior to the Effective Time became an officer of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, on December 17, 2025, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety and became the certificate of incorporation and bylaws of the Surviving Corporation. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated November 3, 2025, by and among QOL Medical, LLC, QOL-EOS Merger Sub, Inc. and the Company (incorporated by reference to Exhibit 2.1 on the Current Report on Form 8-K, filed on November 4, 2025).*

3.1	Third Amended and Restated Certificate of Incorporation of Evoke Pharma, Inc. (filed herewith).

3.2	Second Amended and Restated Bylaws of Evoke Pharma, Inc. (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits, annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits, annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2025

EEVOKE PHARMA, INC.

By:	/s/ Matthew J. D’Onofrio
Name: Matthew J. D’Onofrio
Title: Chief Executive Officer and Director